UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 31, 2004
                               (August 20, 2004)

                              MARKET CENTRAL, INC.
                      ------------------------------------

             (Exact name of registrant as specified in its charter)


             Delaware                  0- 22969          59-3562953
    ----------------------------     -----------    -------------------
    (State or other jurisdiction     Commission        (IRS Employer
        of Incorporation)            File Number     Identification No.)


           1650A Gum Branch Road Jacksonville, NC        28540
          ----------------------------------------     ----------
          (Address of principal executive offices)     (Zip Code)


       Registrant's Telephone Number, including area code: (910) 478-0097

                                      None.

         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER EVENTS

On August 20, 2004, Market Central, Inc. (the "Company") completed its settlement with the Company's former CEO and Board of Directors member Terrence
J. Leifheit ("Leifheit"). Pursuant to the Settlement Agreement and Mutual Release, Leifheit agreed to sell to the Company 800,000 shares of the Company's common stock owned by him for an aggregate of $1.00 plus other good and valuable consideration. Such shares will be cancelled. Leifheit and the Company agreed to certain releases of each other and certain affiliates, and Leifheit agreed not to compete with the Company for a period of two (2) years in a specified area in North Carolina. Additionally, Leifheit agreed not to sell or otherwise transfer the remaining 351,173 shares of Company common stock owned by him until after November 30, 2004.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

    Not applicable.

(b) Pro Form Financial Information.

    Not applicable.

(c) Exhibits.

    Exhibit 10.18 Settlement Agreement and Mutual Release by and between, Market Central, Inc. and Terrence J. Leifheit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MARKET CENTRAL, INC.


Date: August 31, 2004               /s/ Clifford Clark
                                    ---------------------------------
                                        Clifford Clark
                                        Chief Financial Officer